AGFEED INDUSTRIES, INC. ANNOUNCES 2010 RESULTS

NEW YORK, March 17, 2011 – AgFeed Industries, Inc. (Nasdaq: FEED, NYSE Alternext: ALHOG - News) (“AgFeed” or the “Company”), an international agribusiness company with operations in the U.S. and China and one of the large independent hog producers and manufacturers of animal nutrients in China announced record levels of revenue in both its animal nutrition and U.S. hog production units for the fourth quarter of 2010 and for the full year 2010. The Company’s 2010 fourth quarter and year-end revenues were the highest in company history representing an increase over revenues for the same periods in 2009 of 77.2% and 40.7%, respectively.

AgFeed reported a fourth quarter 2010 loss of $20.2 million, or $(0.42) per fully diluted share, on revenues of $99.5 million. For the full year 2010 the Company reported a loss of $ 42.7 million, or $(0.90) per fully diluted share on revenues of $ 243.6 million.   This loss was principally attributable to the performance of the Company’s legacy Chinese hog production system, the hog farms acquired by former management during 2007 and 2008.

AgFeed’s loss for 2010 is attributable to operating losses in its legacy Chinese hog production system of $14.9 million of which $8.9 million was attributable to eight legacy farms being closed and non-cash, non-recurring, write downs and reserves related to the restructuring of this business unit of $30.6 million.  This $30.6 million in asset write downs is comprised of $16.8 million of goodwill written off during the third quarter of 2010, $4.8 million of goodwill written off during the fourth quarter of 2010 and fixed assets written down during the fourth quarter of 2010 of $9.0 million.

John A. Stadler, AgFeed’s Chairman and Interim President and Chief Executive Officer stated, “While we are pleased with the continued operating excellence demonstrated by the performance of both our animal nutrition business and our U.S. hog production business, the performance of our legacy Chinese hog production system is unacceptable. The team at M2P2 has demonstrated great success in executing our U.S. business plan and has positioned us to pursue growth opportunities that present themselves domestically.  This team is now fully engaged in leading the restructuring and execution of operational changes to return our legacy Chinese hog production system to profitability.  Our plan is to add to our team international professionals to firmly establish AgFeed as a global agribusiness.”

Recognizing the unacceptable performance of the Company’s legacy Chinese hog production system, AgFeed’s Board of Directors completed its detailed analysis and operational review of this business unit that commenced during the fall of 2010.  This review has resulted in additional actions and asset-write downs to those announced by the Company in November 2010.

AgFeed’s new Board of Directors has made the following management changes and implemented operational changes to support the execution of the Company’s international strategic plan while aggressively addressing the operating issues confronted by the legacy Chinese hog production system.

•	Appointed John Stadler as the Company’s Chairman and Interim President and Chief Executive Officer;

•	Appointed Edward Pazdro as the Company’s Chief Financial Officer;

•	Appointed McGladrey & Pullen, LLP as the Company’s auditor;

•	Deployed managers and executives from its M2P2 subsidiary to lead the restructuring and return to profitability of the legacy Chinese hog production system;

•	Commenced the closing of eight legacy Chinese hog farms considered to be of a configuration and quality that they were deemed incapable of meeting AgFeed’s long-term operating benchmarks;

•	Reduced overall headcount from 1,843 to 1,673.

The Company’s Chief Financial Officer, Edward Pazdro, said, “We have worked closely with outside consultants, auditors and our new management team to thoroughly assess the long-term viability and profitability of our legacy Chinese hog farms, and based on current market conditions, believe that our asset values are appropriate and present a long-term picture of the value of our legacy farms.” Mr. Pazdro stated further, “The combination of M2P2’s operating discipline with our management information systems will allow us to monitor and execute our strategic plan.”

Income from Operations
Summary by Segment

	Legacy Chinese	Animal		New Western-Style	Corporate
	Farms	Nutrition	M2P2	Chinese Farm	Overhead
Non-Cash Items:
Goodwill	($21,612,398)
Asset Write Down	($9,021,583)
Audit Adjustments:
Legacy Chinese Farms	($1,721,417)
Legacy Chinese Farms to be Closed	($8,632,230)
Other Legacy Chinese Farms	($4,603,151)
Non-Capitalized Investment in Western Style Chinese Farms				($578,900)
Animal Nutrition		$ 10,915,748
M2P2 (acquired 9/13/10)			$1,657,490
Corporate Overhead					($6,839,838)
Totals	($45,590,779)	$ 10,915,748	$1,657,490	($578,900)	($6,839,838)

ABOUT AGFEED INDUSTRIES, INC.

NASDAQ Global Market Listed AgFeed Industries (www.agfeedinc.com) is an international agribusiness with operations in the U.S. and China.  AgFeed has two business lines animal nutrition in premix, concentrates and complete feeds and hog production. In the U.S., AgFeed’s hog production unit, M2P2, is a market leader in setting new standards for production efficiency and productivity. AgFeed believes the transfer of these processes, procedures and techniques will allow its new Western-style Chinese hog production units to set new standards for production in China. China is the world's largest pork market consuming 50% of global production and over 62% of total protein consumed in China is pork.  Hog production in China enjoys income tax free status.

SAFE HARBOR DISCLOSURE NOTICE

Certain statements regarding AgFeed Industries set forth in this press release contain forward-looking information and speak only as of the date of such statement.  You can identify these statements by the fact that they use words such as "will," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "forecast" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans and prospects.  This forward-looking information is subject to numerous material risks, uncertainties and assumptions, certain of which are beyond the control of AgFeed Industries, including the impact of general economic conditions, industry conditions, volatility of commodity prices, currency fluctuations, environmental risks, competition from other industry participants, stock market volatility, ability to access sufficient capital from internal and external sources. Readers are cautioned that the material assumptions used in the preparation of such information, although considered reasonable at the time of preparation, may prove to be imprecise.  Actual results, performance or achievement could differ materially from those expressed in, or implied by, this forward-looking information and, accordingly, no assurance can be given that any of the events anticipated by the forward-looking information will transpire or occur, or if any of them do so, what benefits that AgFeed Industries will derive therefrom.  AgFeed Industries disclaim any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.  For additional information and risk factors that could affect AgFeed Industries, see its filings with the Securities and Exchange Commission, including “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including “Cautionary Statement for Forward-Looking Statements,” set forth in the Company’s Annual Report on Form 10-K for the period ended December 31, 2010.  The information contained in this press release is made as of the date of the press release, even if subsequently made available by AgFeed Industries on its website or otherwise.

Contact:  Investor Relations: AgFeed Industries, Inc.     Tel: (917) 804-3584     Email: ir@agfeedinc.com

The Company's policy is to handle all questions by email to ir@agfeedinc.com and they will be answered as soon as possible.

AGFEED INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2010 AND 2009

	2010	2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$12,399,916	$37,580,154
Accounts receivable, net of allowance for doubtful accounts of $707,968 and $415,765	21,872,121	14,397,793
Advances to suppliers	1,708,637	1,173,941
Other receivables	-	2,186,643
Inventory	84,579,778	23,835,412
Prepaid expenses and other current assets	2,251,181	1,359,856
Deferred tax asset	83,685

Total current assets	122,895,318	80,533,799

PROPERTY AND EQUIPMENT, net	66,003,779	34,606,983
INTANGIBLE ASSETS, net	5,785,471	1,064,252
GOODWILL	22,365,414	42,744,247
DEFERRED TAX ASSET	2,329,548	-
OTHER ASSETS	4,115,132	3,998,739

TOTAL ASSETS	$223,494,662	$162,948,020

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Short-term loan	$4,551,000	$4,401,000
Accounts payable	9,664,374	6,162,385
Other payables	3,736,931	1,892,858
Unearned revenue	542,856	582,266
Accrued expenses	6,731,854	83,649
Accrued payroll	1,209,120	975,485
Tax and welfare payable	1,920,389	396,370
Interest payable	121,392	120,419
Current portion of long-term debt	1,703,658	-
Convertible notes, net of discount of $10,864	989,136	-

Total current liabilities	31,170,710	14,614,432

CONVERTIBLE NOTES, net of debt discount of $81,675	-	918,325
ACQUISITION NOTE PAYABLE	9,621,434	-
LINE OF CREDIT	42,231,176	-
LONG-TERM DEBT	15,024,666	-

TOTAL LIABILITIES	98,047,986	15,532,757

COMMITMENTS AND CONTINGENCIES (Note 15)	-	-

EQUITY:
AgFeed stockholders' equity:
Common stock, $0.001 per share; 75,000,000 shares authorized;
51,756,907 issued and 51,370,212 outstanding at December 31, 2010
44,510,558 issued and 44,143,263 outstanding at December 31, 2009	51,758	44,511
Additional paid-in capital	125,788,151	109,281,086
Accumulated other comprehensive income	8,120,628	4,176,450
Statutory reserve	5,621,937	4,685,115
Treasury stock (386,695 shares)	(1,858,942)	(1,811,746)
Retained earnings (accumulated deficit)	(12,430,229)	31,210,563
Total AgFeed stockholders' equity	125,293,303	147,585,979
Noncontrolling interest (deficit)	153,373	(170,716)
Total equity	125,446,676	147,415,263

TOTAL LIABILITIES AND EQUITY	$223,494,662	$162,948,020

AGFEED INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
FOR THE YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

	2010	2009	2008
Revenues	$243,614,119	$173,203,271	$143,661,485

Cost of goods sold	228,942,742	146,660,232	109,269,960

Gross profit	14,671,377	26,543,039	34,391,525

Operating expenses
Selling expenses	4,386,259	3,934,047	3,941,247
General and administrative expenses	20,087,416	10,945,838	6,510,238
Impairment of long-term assets	9,021,583	-	-
Impairment of goodwill	21,612,398	-	-
Total operating expenses	55,107,656	14,879,885	10,451,485

Income (loss) from operations	(40,436,279)	11,663,154	23,940,040

Non-operating income (expense):
Other income (expense)	(75,551)	486,299	90,208
Interest income	117,457	213,018	190,965
Interest and financing costs	(1,364,706)	(1,022,626)	(5,704,358)
Foreign currency transaction loss	(5,261)	(17,943)	(559,299)

Total non-operating income (expense)	(1,328,061)	(341,252)	(5,982,484)

Income (loss) before income taxes	(41,764,340)	11,321,902	17,957,556

Income tax expense	1,234,725	1,142,105	587,222

Net income (loss)	(42,999,065)	10,179,797	17,370,334

Less: Net income (loss) attributed to noncontrolling interest	(295,095)	(168,569)	421,519

Net income attributed to AgFeed	$(42,703,970)	$10,348,366	$16,948,815

Comprehensive income (loss)
Net income (loss)	$(42,999,065)	$10,179,797	$17,370,334
Foreign currency translation gain	3,956,321	7,935	3,476,562

Comprehensive income (loss)	$(39,042,744)	$10,187,732	$20,846,896

Weighted average shares outstanding :
Basic	47,458,026	40,978,457	31,557,742
Diluted	47,458,026	41,214,070	31,713,977

Earnings per share attributed to AgFeed common stockholders:
Basic	$(0.90)	$0.25	$0.54
Diluted	$(0.90)	$0.25	$0.53

AGFEED INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

	2010	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(42,999,065)	10,179,797	$17,370,334
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	3,420,945	2,596,689	1,580,843
Amortization of intangible assets	226,110	92,740	86,543
Loss on disposal of assets	2,658,823	1,292,480	17,248
Impairment of long-term assets	9,021,583	-	-
Impairment of goodwill	21,612,398	-	-
Stock based compensation	224,636	572,605	231,368
Issuance of common stock for services	1,508,969	-	-
Value of re-priced warrants	-	-	22,782
Value of change in conversion price of convertible notes	-	-	267,748
Amortization of debt issuance costs	30,089	211,517	1,470,443
Amortization of discount on convertible debt	70,811	497,769	3,460,441
Change in working capital components, net of effects of acquisitions
Accounts receivable	(3,000,232)	(4,936,388)	(2,324,978)
Other receivables	2,298,738	(2,110,081)	(5,464,327)
Inventory	1,459,054	(3,592,137)	(8,815,870)
Advances to suppliers	(501,481)	(679,134)	(44,147)
Prepaid expenses	240,567	(159,176)	(499,047)
Deferred taxes	(2,413,233)	-	-
Other assets	-	(1,356,005)	(2,239,491)
Accounts payable	(2,149,043)	1,048,356	3,300,773
Other payables	(7,473,558)	(44,890)	8,509,638
Unearned revenue	(61,264)	260,441	211,081
Accrued expenses	5,103,218	(80,828)	119,325
Accrued payroll	(641,830)	157,338	626,587
Tax and welfare payable	1,513,971	(69,463)	447,753
Interest payable	(132,624)	(720)	121,139

Net cash provided by (used in) operating activities	(9,982,418)	3,880,910	18,456,186

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(21,136,415)	(9,810,142)	(10,696,569)
Purchase of intangible assets	(450,059)	(67,551)	(140,580)
Cash paid for the purchase of business, net of cash acquired	(11,983,170)	-	(67,490,049)
Proceeds from the sale of subsidary	-	835,770	-

Net cash used in investing activities	(33,569,644)	(9,041,923)	(78,327,198)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the sale of common stock	13,000,000	10,000,000	65,950,069
Offering costs paid	(42,005)	(1,740,072)	(7,030,261)
Proceeds from exercise of warrants	-	8,062,510	2,138,848
Repayment of borrowings under line of credit facility, net	5,455,755	-	-
Proceeds from short-term loans	-	4,541,500	-
Proceeds from issuance of convertible notes	-	-	19,000,000
Issuance costs for convertible notes	-	-	(1,716,666)
Payment on note payable	(421,373)	-	(1,161,297)
Purchase of treasury shares	(47,196)	-	(1,811,746)
Capital contributed by noncontrolling interest holders	401,282	118,664	1,097,690
Purchase of noncontrolling interest in majority owed hog farms	(406,103)	(2,518,089)	-
Repayment of contribution of noncontrolling interest holder	-	(586,800)	-

Net cash provided by financing activities	17,940,360	17,877,713	76,466,637

Effect of exchange rate changes on cash and cash equivalents	431,464	24,076	547,544

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	(25,180,238)	12,740,776	17,143,169

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	37,580,154	24,839,378	7,696,209

CASH & CASH EQUIVALENTS, ENDING BALANCE	$12,399,916	$37,580,154	$24,839,378

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid, net of amounts capitalized	$826,485	$312,620	$363,191
Income taxes paid	$1,960,804	$1,211,610	$408,435